Exhibit 15.1

Tel: +61 2 9251 4100 Fax: +61 2 9240 9821 www.bdo.com.au	Parkline Place Level 25, 252 Pitt Street Sydney NSW 2000 Australia

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-281937 and 333-276091) of Kazia Therapeutics Limited (the Company) of our report dated November 7, 2025, relating to the consolidated financial statements which appears in this Annual Report on Form 20-F. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Audit Pty Ltd

BDO Audit Pty Ltd

Sydney, Australia

November 7, 2025

BDO Audit Pty Ltd ABN 33 134 022 870 is a member of a national association of independent entities which are all members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms. Liability limited by a scheme approved under Professional Standards Legislation.